UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2007

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 14, 2007, RAM Energy Resources, Inc. issued a press release announcing that its wholly owned subsidiary, RAM Energy, Inc., had entered into a definitive agreement on May 10, 2007, with an unaffiliated, privately held company to purchase leases in the Permian Basin area of Southeast New Mexico and West Texas on which are located 120 wells, for an aggregate purchase price of $18.5 million, subject to customary closing conditions and adjustments.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

	99.1	Press Release dated May 14, 2007 regarding entry into a definitive agreement to purchase leases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2007	RAM ENERGY RESOURCES, INC.

By:  /s/ Larry E. Lee

Name:  Larry E. Lee

Title:  Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated May 14, 2007 regarding entry into a definitive agreement to purchase leases	Filed herewith electronically